                                                                    Exhibit 24.4




Power of Attorney

__________________________


Burns Philp Deutschland Export Nahrungsmittel-Vertriebsgesellschaft mbH


US$ 400 million Senior Subordinated Notes due 2012

Power of Attorney
___________________________________________________________________

                               TABLE OF CONTENTS



1.   Appointment...........................................1

2.   Power and Authority...................................1

3.   Delegation............................................1

4.   Ratification..........................................1

5.   Conflict of Interest..................................2

6.   Indemnity.............................................2

7.   Revocability..........................................2

8.   Attorney's personal liability.........................2

9.   Registration..........................................2

10.  Governing law.........................................2
     Schedule 1............................................4

Power of Attorney
_________________________________________________________________________



DATE 6 February 2003

PARTY:

      Burns Philp Deutschland Export Nahrungsmittel-Vertriebsgesellschaft mbH ("PRINCIPAL")



IT IS DECLARED as follows:


1.    APPOINTMENT


      Principal appoints each person named in paragraphs (a) of Schedule 1 and any person for the time being or from time to time holding the office of director or secretary in the Principal (each an Attorney) severally as the attorney of the Principal with the powers and authorities conferred by this Power of Attorney.

2.    POWER AND AUTHORITY

Each Attorney may, in the Principal's name or in his or her own name and as the Principal's act, do any of the following.


     (a) Make, sign, execute, seal (in the case of a deed) and deliver the document or documents described in paragraph (b) of Schedule 1 (each a DOCUMENT) and any document ancillary to any Document and execute any amendments (including by was of an amending agreement) post signing.

     (b) Supplement, make alterations to and complete any blanks in any Document.

     (c) Do anything and sign, execute, seal and deliver any documents that, in the opinion of the Attorney, may be necessary or incidental to any transaction or dealing contemplated by any Document.

3.   DELEGATION

     An Attorney may appoint one or more sub-attorneys to exercise all or any of the powers and authorities conferred by this Power of Attorney (other than the power of delegation conferred by this clause) and may replace a sub-attorney. All provisions of this Power of Attorney relating to Attorneys apply to a sub-attorney.


4.   RATIFICATION

     The Principal ratifies and agrees to ratify everything done or caused to be done by an Attorney under this Power of Attorney.

Power of Attorney

--------------------------------------------------------------------------------

5.   CONFLICT OF INTEREST

     An Attorney may execute a Document or Additional Document or do anything (and that Document or Additional Document or thing will be valid) even if the Attorney is in any way:

     (a)   interested in the Document or Additional Document or thing; or

     (b) connected with a person who is in any way interested in the Document or Additional Document or thing.

     Each Attorney is hereby exempted from the restrictions of self-dealing pursuant to Sec. 181 German Civil Code (BGB).

6.   INDEMNITY

     The Principal shall indemnify each Attorney against each claim, action, proceeding, judgment, damage, loss, expense or liability incurred or suffered by or brought or made or recovered against the Attorney in connection with the exercise of any of the powers and authorities conferred by this Power of Attorney.

7.   REVOCABILITY

     The powers and authorities conferred by this Power of Attorney on an Attorney may not be revoked or suspended except by written notice by the Principal to that Attorney. Any person or body corporate or unincorporate dealing with an Attorney in good faith may rely on a written statement by the Attorney to the effect that the Attorney has no notice of the revocation or suspension of his or her powers and authorities as conclusive evidence of that fact.

8.   ATTORNEY'S PERSONAL LIABILITY

     The exercise by an Attorney of the powers and authorities conferred by this Power of Attorney does not involve any assumption by that Attorney, or any body in which he or she is a partner or employed, of personal liability in connection with the exercise of the powers and authorities or the consequences of so doing.

9.   REGISTRATION

     The Principal shall, if necessary, register this Power of Attorney wherever required to give effect to its terms. If the Principal fails to do so, the Attorney may register this Power of Attorney and claim reimbursement from the Principal of any costs reasonably Incurred in doing so.

10.  GOVERNING LAW

     This Power of Attorney is governed by the laws of Germany.

Power of Attorney

--------------------------------------------------------------------------------


BURNS PHILP DEUTSCHLAND EXPORT
NAHRUNGSMITTEL-VERTRIEBSGESELLSCHAFT
BY:




          /S/ John Lynch
-------------------------------------
   John Lynch, Managing Director

           06-Feb-2003

Power of Attorney

_______________________________________________________________________


SCHEDULE 1

(a)  ATTORNEYS

     NAME             ADDRESS

     Thomas Degnan    Level 23, 56 Pitt Street, Sydney, New South Wales

     Helen Golding    Level 23, 56 Pitt Street, Sydney, New South Wales

     Allen Hugli      Level 23, 56 Pitt Street, Sydney, New South Wales

     Greg Quirk       Level 23, 56 Pitt Street, Sydney, New South Wales

     Philip West      Level 23, 56 Pitt Street, Sydney, New South Wales

     George Petty     921, 98th Avenue, Oakland, CA 94603, United States
                      of America

     Herb Blum        240 Larkin Williams Industrial Court, Fenton, MO
                      63026, United States of America

     Elizabeth Vuong  Level 23, 56 Pitt Street, Sydney, New South Wales

     Justin Pelly     MLC Centre, Martin Place, Sydney, New South Wales

     Melita Cottrell  MLC Centre, Martin Place, Sydney, New South Wales

     Patrick Lowden   MLC Centre, Martin Place, Sydney, New South Wales

     Tuyet Nguyen     MLC Centre, Martin Place, Sydney, New South Wales

POWER OF ATTORNEY
-------------------------------------------------------------------------------

(b)  DOCUMENTS

1. a supplemental indenture to the indenture dated 21 June 2002 between Burns Philp Capital Pty Limited, Burns Philp & Company Limited, the Bank of New York (as trustee) and certain subsidiaries of Burns Philp & Company Limited so that Principal agrees to be a party to the Indenture as a Guarantor.

2. Senior Subordinated Note Guarantee on the terms set forth in the relevant Indenture.

3 Registration Rights Agreement between Burns Philp Capital Pty Limited (and, if applicable, any co-issuer or co-obligor), each Guarantor and the Initial Purchaser.

4. Exchange Note Guarantee on the terms set forth in the Registration Rights Agreement.

5. Purchase Agreement between Burns Philp Capital Pty Limited (and, if applicable, any co-issuer or co-obligor), each Guarantor and the Initial Purchaser.

6. Exchange Registration Statement by Burns Philp Capital Pty Limited (and, if applicable, any co-issuer or co-obligor) and each Guarantor.

7. Shelf Registration Statement by Burns Philp Capital Pty Limited (and, if applicable, any co-issuer or co-obligor) and each Guarantor.

8. Any applications, declarations or other instruments necessary or advisable to obtain any order or approval of the United States Securities and Exchange Commission or any other relevant regulatory authority in connection with the Senior Subordinated Notes and the accompanying Senior Subordinated Note Guarantees (the ORIGINAL SECURITIES) or the Exchange Notes and the accompanying Exchange Note Guarantees (the EXCHANGE SECURITIES).

9. Any papers and documents including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, necessary or advisable to qualify or register for sale the Original Securities or the Exchange Securities in various states of the United States.

10. Any agreements as may be necessary or advisable to effect the inclusion of the Senior Subordinated Notes and the Exchange Notes in the Portal market, a subsidiary of the Nasdaq Stock Market, Inc.

11. Any agreements as may be necessary or advisable to effect the appointment of The Depository Trust Company as depositary with respect to the Senior Subordinated Notes and the Exchange Notes.

12. Any agreements as may be necessary or advisable to acknowledge the appointment of Bank of New York, as Trustee, for the Senior Subordinated Notes and the Exchange Notes.

POWER OF ATTORNEY
------------------------------------------------------------------------------
13. Any document which the relevant Attorney thinks necessary, advisable or incidental in connection with any other Document or any transaction contemplated by any other Document (including without limitation relevant United States Securities and Exchange Commission, Australian Securities and Investments Commission, Office of State Revenue, and Land Titles Office forms).

                            Goodman Finance Limited

POWER OF ATTORNEY

---------------

BPCNZ1 LIMITED

































AL030100160

Power of Attorney
________________________________________________________________________________

                            TABLE OF CONTENTS


1.    Appointment...............................................2

2.    Power and Authority.......................................2

3.    Delegation................................................2

4.    Ratification..............................................3

5.    Conflict of Interest......................................3

6.    Indemnity.................................................3

7.    Revocability..............................................3

8.    Attorney's personal liability.............................3

9.    Registration..............................................4

10.   Governing law.............................................4

Power of Attorney

--------------------------------------------------------------------------------

DATE  14 January 2003

This Power of Attorney is given by

BPCNZ1 Limited (the PRINCIPAL)

In favour of each Attorney (as defined below).


It is declared as follows.

1.    APPOINTMENT

      The Principal appoints each person named in Schedule 1 and any person for the time being or from time to time holding the office of director or secretary in the Principal (each an ATTORNEY) severally as the attorney of the Principal with the powers and authorities conferred by this Power of Attorney.

2.    POWER AND AUTHORITY

      Each Attorney may, in the Principal's name or in his or her own name and as the Principal's act, do any of the following.

      (a) Make, sign, execute, seal (in the case of a deed) and deliver the document or documents described in Schedule 2 (each a DOCUMENT) and any document ancillary to any Document and execute any amendments (including by way of an amending agreement) post signing.

      (b) Supplement, make alterations to and complete any blanks in any Document.

      (c) Do anything and sign, execute, seal and deliver any documents that, in the opinion of the Attorney, may be necessary or incidental to any transaction or dealing contemplated by any Document.

3.    DELEGATION

      An Attorney may appoint one or more sub-attorneys to exercise all or any of the powers and authorities conferred by this deed (other than the power of delegation conferred by this clause) and may replace a sub-attorney. All provisions of this deed relating to Attorneys apply to a sub-attorney.

Power of Attorney

--------------------------------------------------------------------------------

4.  RATIFICATION

    The Principal ratifies and agrees to ratify everything done or caused to be done by an Attorney under this Power of Attorney.

5.  CONFLICT OF INTEREST

    An Attorney may execute a Document or do anything (and that Document or thing will be valid) even if the Attorney is in any way:

    (a)  interested in the Document or thing; or

    (b) connected with a person who is in any way interested in the Document or thing.

6.  INDEMNITY

    The Principal shall indemnify each Attorney against each claim, action, proceeding, judgment, damage, loss, expense or liability incurred or suffered by or brought or made or recovered against the Attorney in connection with the exercise of any of the powers and authorities conferred by this Power of Attorney.

7.  REVOCABILITY

    The powers and authorities conferred by this Power of Attorney on an Attorney may not be revoked or suspended except by written notice by the Principal to that Attorney. Any person or body corporate or unincorporate dealing with an Attorney in good faith may rely on a written statement by the Attorney to the effect that the Attorney has no notice of the revocation or suspension of his or her powers and authorities as conclusive evidence of that fact.

8.  ATTORNEY'S PERSONAL LIABILITY

    The exercise by an Attorney of the powers and authorities conferred by this Power of Attorney does not:

    (a) connote a warranty, express or implied, on the part of that Attorney or on the part of any body in which he or she is a partner or employed as to:

         (i)   that Attorney's authority to exercise the power; or

         (ii)  the validity of this Power of Attorney; or

    (b) involve any assumption by that Attorney, or any body in which he or she is a partner or employed, of personal liability in connection with the exercise of the powers and authorities or the consequences of so doing.

Power of Attorney



--------------------------------------------------------------------------------



9.  REGISTRATION

    The Principal shall, if necessary, register this Power of Attorney wherever required to give effect to its terms. If the Principal fails to do so, the Attorney may register this Power of Attorney and claim reimbursement from the Principal of any costs reasonably incurred in doing so.

10. GOVERNING LAW

    This deed is governed by the laws of New Zealand.



EXECUTED by the Principal as a deed poll:

BPCNZ1 LIMITED by:



/s/ Helen Golding                           /s/ Allen Hugli
    -----------------------------               -----------------------------
    Director                                    Director


          Helen Golding                                Allen Hugli
---------------------------------           ---------------------------------
Print Name                                  Print Name

Power of Attorney

--------------------------------------------------------------------------------

SCHEDULE 1

ATTORNEYS

NAME                     ADDRESS

Thomas Degnan            Level 23, 56 Pitt Street, Sydney, New South Wales

Helen Golding            Level 23, 56 Pitt Street, Sydney, New South Wales

Allen Hugli              Level 23, 56 Pitt Street, Sydney, New South Wales

Greg Quirk               Level 23, 56 Pitt Street, Sydney, New South Wales

Philip West              Level 23, 56 Pitt Street, Sydney, New South Wales

George Petty             8 California Street, #600 San Francisco, CA 94111,
                         United States of America

Herb Blum                240 Larkin Williams Industrial Court, Fenton, MO
                         63026, United States of America

Elizabeth Vuong          Level 23, 56 Pitt Street, Sydney, New South Wales

Justin Pelly             MLC Centre, Martin Place, Sydney, New South Wales

Melita Cottrell          MLC Centre, Martin Place, Sydney, New South Wales

Patrick Lowden           MLC Centre, Martin Place, Sydney, New South Wales

Tuyet Nguyen             MLC Centre, Martin Place, Sydney, New South Wales

Power of Attorney

-----------------------------------------------------------------------------

SCHEDULE 2

     Documents

1. Any Indenture between Burns Philp Capital Pty Limited (and, if applicable, any co-issuer or co-obligor), each Guarantor and the Trustee.

2. Senior Subordinated Note Guarantee on the terms set forth in the relevant Indenture.

3. Registration Rights Agreement between Burns Philp Capital Pty Limited (and, if applicable, any co-issuer or co-obligor), each Guarantor and the Initial Purchaser.

4. Exchange Note Guarantee on the terms set forth in the Registration Rights Agreement.

5. Purchase Agreement between Burns Philp Capital Pty Limited (and, if applicable, any co-issuer or co-obligor), each Guarantor and the Initial Purchaser.

6. Exchange Registration Statement by Burns Philp Capital Pty Limited (and, if applicable, any co-issuer or co-obligor) and each Guarantor.

7. Shelf Registration Statement by Burns Philp Capital Pty Limited (and, if applicable, any co-issuer or co-obligor) and each Guarantor.

8. Any applications, declarations or other instruments necessary or advisable to obtain any order or approval of the United States Securities and Exchange Commission or any other relevant regulatory authority in connection with the Senior Subordinated Notes and the accompanying Senior Subordinated Note Guarantees (the ORIGINAL SECURITIES) or the Exchange Notes and the accompanying Exchange Note Guarantees (the EXCHANGE SECURITIES).

9. Any papers and documents including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, necessary or advisable to qualify or register for sale the Original Securities or the Exchange Securities in various states of the United States.

10. Any agreements as may be necessary or advisable to effect the inclusion of the Senior Subordinated Notes and the Exchange Notes in the Portal market, a subsidiary of the Nasdaq Stock Market, Inc.

11. Any agreements as may be necessary or advisable to effect the appointment of The Depository Trust Company as depositary with respect to the Senior Subordinated Notes and the Exchange Notes.

Power of Attorney

--------------------------------------------------------------------------------

12. Any agreements as may be necessary or advisable to effect the appointment of Bank of New York, as Trustee for the Senior Subordinated Notes and the Exchange Notes.

13. Any document which the relevant Attorney thinks necessary, advisable or incidental in connection with any other Document or any transaction contemplated by any other Document (including without limitation relevant United States Securities and Exchange Commission, Australian Securities and Investments Commission, Office of State Revenue, and Land Titles Office forms).